Exhibit 5.1

August 14, 2009 Achillion Pharmaceuticals, Inc. 300 George Street New Haven, Connecticut 06511

RE: Registration Statement on Form S-1

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-1 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of an aggregate of 7,805,515 shares of Common Stock, $0.001 par value per share (the “Shares”), of Achillion Pharmaceuticals, Inc., a Delaware corporation (the “Company”), (i) of which 191,302 shares have been issued to YA Global Master SPV Ltd. (the “Selling Stockholder”), pursuant to a certain Standby Equity Distribution Agreement (the “SEDA”) with the Selling Stockholder (the “Outstanding Shares”) and (ii) the remainder of which may be issued from time to time pursuant to the SEDA (the “SEDA Shares”, and together with the Outstanding Shares, the “Shares”). All of the Shares are being registered on behalf of the Selling Stockholder.

We are acting as counsel for the Company in connection with the registration for resale of the Shares. We have examined signed copies of the Registration Statement filed with the Commission. We have also examined and relied upon minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

Our opinion below, insofar as it relates to the Outstanding Shares being fully paid, is based solely on a certificate of the Chief Financial Officer of the Company confirming the Company’s receipt of the consideration called for by the applicable resolutions authorizing the issuance of such Outstanding Shares.

We assume that the appropriate action will be taken, prior to the offer and sale of the Shares by the Selling Stockholder, to register and qualify the Shares for sale under all applicable state securities or “blue sky” laws.

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance, the Outstanding Shares are validly issued, fully paid and nonassessable, and that, with respect to the SEDA Shares, when (i) the Registration Statement, as finally amended, has become effective under the Securities Act, (ii) an appropriate prospectus supplement with respect to the SEDA Shares has been prepared, filed and delivered in compliance with the Securities Act and the applicable rules promulgated thereunder and (iii) the SEDA Shares are issued and paid for in accordance with the terms and conditions of the SEDA, the SEDA Shares will be validly issued, fully

Achillion Pharmaceuticals, Inc.

August 14, 2009

paid and nonassessable. It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related prospectus under the caption “Legal Matters” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

WILMER CUTLER PICKERING

HALE AND DORR LLP

By:	/s/ Susan L. Mazur
Susan L. Mazur, Partner